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                                                                   EXHIBIT 3.2.1

                                              Amended  as of March 22, 1991



                                CODE-ALARM, INC.
                                     BYLAWS

                                   ARTICLE I

                                  Shareholders

     Section 1. Date and Time of Meetings. The annual meeting of the Shareholders of the Corporation shall be held on the third Tuesday in May in each year (or if said day be a legal holiday, then on the next succeeding day not a holiday) at 10:00 a.m., for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting. If the annual meeting is not held on the day designated therefor, the Board of Directors shall cause the annual meeting to be held as soon thereafter as convenient. Special meetings of the Shareholders may be called by the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary or an Assistant Secretary at the direction of the Board of Directors.

     Section 2. Place of Meetings. Meetings of the Shareholders of the Corporation shall be held at its registered office in the State of Michigan or at such other place within or without the State of Michigan as from time to time may be determined by the Board of Directors.

     Section 3. Notice of Meetings. Written notice of the time, place and purposes of each meeting of the Shareholders shall be given not less than ten
(10) nor more than sixty (60) days before the meeting either personally or by mail to each Shareholder of record. No notice of adjourned meetings need be given if the time and place to which the meeting is adjourned are announced at the meeting and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting, unless the Board of Directors fixes a new record date for the adjourned meeting. Meetings may be held without notice if all Shareholders are present in person or by proxy or if those not present submit a signed waiver, either before or after the holding thereof.

     Section 4. Quorum. The holders of record of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for that meeting, except as otherwise provided



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by law or by the Articles of Incorporation of the Corporation.  The
Shareholders present in person or by proxy at such meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Whether or not a quorum is present, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time. When the holders of a class or series of shares are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.

     Section 5. Conduct of Meetings. Meetings of the Shareholders shall be presided over by a Chairman of the meeting who shall be the Chairman of the Board of Directors or, if he is not present, by the Vice Chairman or, if there be no such officers or if neither is present, by the President or, if he is not present, by a Vice President or, if none of the Vice Presidents is present or there is no such officer, by a Chairman to be chosen at the meeting. The Secretary or an Assistant Secretary of the Corporation or, in their absence, a person chosen at the meeting shall act as Secretary of the meeting.

     Section 6. Business to be Transacted.  At any annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a Shareholder. For business to be properly requested
to be brought before   the meeting by a Shareholder, the Shareholder must have
given  timely notice thereof in writing to the Secretary of the Corporation.
To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting; provided, however, that in the event that the date of a special meeting is not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the Shareholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which such announcement of the date of the meeting was communicated to Shareholders. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the

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name and address, as they appear on the Corporation's books, of the
Shareholder proposing such business, (3) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (4) any material interest of the Shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article I,
Section 6. The Chairman of the meeting shall determine and declare to the meeting, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions of this Article I, Section 6, and if the Chairman should so determine, the Chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted. Advance notice of Shareholder nominations for the election of Directors shall be given in the manner provided above for business to be properly requested to be brought before the meeting by a Shareholder.

     Section 7. Participation by Conference Telephone. The Chairman of the meeting may allow a Shareholder to participate in a meeting by a conference telephone or similar communications equipment by which all persons participating in the meeting may hear each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Such participation shall constitute presence in person at the meeting.

     Section 8. Voting. Each holder of each outstanding share entitled to vote at the meeting is entitled to one (1) vote on each matter submitted to a vote. Directors shall be elected by a plurality of the votes cast at the election, and all other questions shall be decided by a majority of the votes cast, unless otherwise provided in these Bylaws or the Articles of Incorporation.

     Section 9. Control Share Acquisitions. At any meeting of the shareholders at which the voting rights to be accorded the shares acquired or to be acquired in a control share acquisition is one of the items of business to be transacted at the meeting, it shall be the last item of business transacted at the meeting. Prior to being accorded voting rights, control shares acquired in a control share acquisition may not be voted at any meeting of shareholders or with respect to any item of business to be transacted at the meeting at which the voting rights to be accorded to such shares is considered. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares




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by the acquiring person, be redeemed by the Corporation at the fair value of the shares. After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control acquisition are submitted to the shareholders, the shares may be redeemed by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders as provided in section 798 of the Michigan Business Corporation Act. The Board of Directors of the Corporation may authorize any redemption provided for in this Article I, Section 9 and may establish and amend the procedures for any redemption provided for in this
Article I, Section 9. For the purposes of this section, terms defined in the Michigan Business Corporation Act shall have the meanings set forth therein.

     Section 10. Record Date. The Board of Directors may fix in advance a date as the record date for the determination of the Shareholders entitled to notice of, and to vote at, a meeting of Shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or allotment of a right or for the purpose of any other action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any meeting of Shareholders nor more than sixty (60) days before any other action. If a record date is not fixed by the Board of Directors, the record date for determination of the Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, but the record date for determining the Shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to such other purpose is adopted. When a determination of the Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

     Section 11. Inspectors of Election. Whenever any Shareholder present in person or by proxy at a meeting of the Shareholders shall request the appointment of inspectors, the Chairman of the meeting shall appoint one or more inspectors, who need not be Shareholders. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and




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questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote. On request of the Chairman of the meeting or a Shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the Chairman of the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

     Section 12. Action by Written Consent. Any action required or permitted to be taken at an annual or special meeting of Shareholders may be taken without a meeting without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by all of the Shareholders entitled to vote thereon.

                                 ARTICLE II

                                  Directors

     Section 1. Number and Term of Office. The property, business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, to consist of seven (7) Directors. The Directors shall hold office until their successors shall be elected or until their resignation or removal.

     Section 2. Classes of the Board. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year. Simultaneously with the adoption of these Bylaws, Directors of Class I have been elected to hold office for a term expiring at the next succeeding annual meeting of Shareholders, and Directors of Class II have been elected to hold office for a term expiring at the second succeeding annual meeting of Shareholders, and Directors of Class III have been elected to hold office for a term expiring at the third succeeding annual meeting of Shareholders. At each annual meeting of Shareholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of Shareholders.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times or intervals and at such places within or without the State of Michigan as may from time to time be determined by resolution of




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the Board of Directors, which resolution may authorize the Chairman of the
Board, the Vice Chairman of the Board, the President or the Secretary to fix the specific date and place of each of such regular meetings, in which case notice of the time and place of such regular meetings shall be given in the manner hereinafter provided with respect to special meetings of the Board of Directors. A regular meeting of the Board of Directors may be held without notice immediately after the annual meeting of the Shareholders at the same place as such meeting is held.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place upon the call of the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary or an Assistant Secretary. Oral, electronic or written notice of the time and place of all special meetings of the Board of Directors shall be given to each Director not less than two (2) days before the meeting, but no notice of adjourned meetings need be given. Meetings may be held at any time without notice if all the Directors are present or if those not present submit a signed waiver of notice of the time and place of such meeting, either before or after the holding thereof.

     Section 5. Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at a meeting at which a quorum is present constitutes the action of the Board of Directors, except as action by a majority of the Directors then in office may be required specifically by other sections of these Bylaws or the Articles of Incorporation. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

     Section 6. Participation by Conference Telephone. A Director may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

     Section 7. Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, either before or after the action is taken, all of the Directors consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board of Directors.

     Section 8. Resignation, Removal and Vacancies. A Director may resign by written notice to the Corporation. The



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resignation shall be effective upon its receipt by the Corporation or a
subsequent time as set forth in the notice of resignation.   A Director or the
entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of shares entitled to vote at an election of
Directors, at a meeting of Shareholders.   Whenever any vacancy shall have
occurred in the Board of Directors by reason of death, resignation, removal, increase in the number of Directors or otherwise, a majority of the Directors then in office may fill such vacancy at any meeting, and the person so elected shall be a Director until his successor is elected by the Shareholders.

     Section 9. General Powers as to Negotiable Paper. The Board of Directors shall, from time to time, prescribe the manner of making, signature or endorsement of checks, drafts, notes, acceptances, bills of exchange, obligations and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents, who shall from time to time be authorized to make, sign or endorse the same on behalf of the Corporation.

     Section 10. Powers as to Other Documents. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any conveyance or other instrument in the name of the Corporation, and such authority may be general or confined to specific instances. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the officers authorized to execute, the same may be executed on behalf of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, and the corporate seal may be thereto affixed and attested by the Secretary, an Assistant Secretary or the Treasurer.

     Section 11. Compensation. The Directors may receive such reasonable compensation, if any, for their services as may from time to time be fixed by resolution of a majority of the Board of Directors then in office.

                                 ARTICLE III

                                  Officers


     Section 1. Election or Appointment. The Board of Directors at its first meeting after the annual meeting of Shareholders in each year shall elect or appoint a President, a Secretary and a Treasurer of the Corporation. The Board of Directors at that time or from time to time may elect or appoint a Chairman of the Board, a Vice Chairman of the Board, one or






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more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  The same person may hold any two or more offices, but an officer shall not execute, acknowledge or verify any instrument in more than one capacity if required by law to be executed, acknowledged or verified by two or more officers. The
Board of Directors also may appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation.

     Section 2. Term of Office. The term of office of all officers shall commence upon their election or appointment and shall continue until their respective successors are elected or appointed or until their resignation or removal. Any officer may be removed from office at any meeting of the Board of Directors, with or without cause, by the affirmative vote of a majority of the Directors then in office. An officer may resign by written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.
The Board of Directors shall have power to fill any vacancies in any offices occurring for whatever reason.

     Section 3. Compensation. The officers of the Corporation shall receive such reasonable compensation for their services as may be fixed from time to time by resolution of the Board of Directors, provided that the compensation of any officer who is also a Director shall be fixed by resolution of a majority of the Board of Directors then in office.

     Section 4. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board of Directors. He shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     Section 5. The Vice Chairman of the Board. The Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at all meetings of the Shareholders and of the Board of Directors. He shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     Section 6. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President, in the absence of the Chairman of the Board or Vice Chairman of the Board, or, if there be no such officer, shall preside at all meetings of the Shareholders and of the Board of Directors. The







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President shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. All shares of stock, other than treasury shares, standing in the name of the Corporation may be voted by the President in accordance with the directions of the Board of Directors or, lacking such direction, in such manner as the President shall deem appropriate. The President shall perform such other duties as the Board of Directors shall prescribe.

     Section 7. Vice Presidents. The Vice Presidents in the order designated by the Board of Directors or, lacking such a designation, by the President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President shall prescribe.

     Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and any meetings of the Board of Directors for which notice may be required, and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision the Secretary shall act. The Secretary shall execute, when directed by the President, all authorized conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors.

     Section 9. Assistant Secretaries. The Assistant Secretaries (in the order designated by the Board of Directors or, lacking such designation, by the President), in the absence of the Secretary shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

     Section 10. The Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings



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of the Board of Directors, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation (in case of death, resignation, or removal from office) of all books, papers, vouchers, money and other property of whatever kind in the possession or control of the Treasurer belonging to the Corporation.

     Section 11. Assistant Treasurers. The Assistant Treasurers (in the order designated by the Board of Directors or, lacking such designation, by the President), in the absence of the Treasurer shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.


                                   ARTICLE IV

                            Committees of the Board

            Section 1. Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors then in office, may designate two or more of their number to constitute an Audit Committee. Upon appointment, the Audit Committee is authorized and directed to:

            (a) recommend to the Board a firm of independent accountants to conduct an annual examination of the financial statements of this Corporation and its subsidiaries;

            (b) confer with such independent accountants and with the appropriate officers of this Corporation as to the scope of the examination to be conducted;

            (c) review with such independent accountants their reports on this Corporation's operating results and financial position and such other matters as such independent accountants bring to the attention of such Committee;

            (d) review with management the fees charged by such independent accountants, including all special services for the previous year and approve the projected fees for the current year's audit; and





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            (e)  make such recommendations as such Committee deems
                 appropriate.

            Section 2. Compensation Committee. The Board of Directors, by re solution adopted by a majority of the whole Board of Directors then in office, may designate two or more of their number to constitute a Compensation Committee. Upon appointment, the Compensation Committee is authorized and directed to:

            (a) fix, from time to time, the salaries, benefits and other remuneration, if any, of the officers of this Corporation;

            (b)  review and recommend to the Board the
                 compensation to be paid to Directors;

            (c) exercise all of the discretionary powers of the Board of Directors under all employment agreements between this Corporation and officers of the Corporation;

            (d) grant stock options, stock appreciation rights and exercise all of the discretionary powers under any stock option plans adopted by the Corporation; and

            (e) delegate to the President or any Vice President the authority to fix salaries and other remuneration, if any, of the Assistant Secretaries, Assistant Treasurers and other officers of the Corporation.

     Section 3. Other Committees. The Board of Directors, by resolution, may designate one or more of their number to constitute any other committee, who shall have only such powers as are expressly granted to them in such resolution.

     Section 4. Procedure. All committees, and each member thereof, shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the power at any time to increase or decrease the number of members of any such committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The Board of Directors may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the




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meeting in place of such an absent or disqualified member. If the Board of
Directors shall not have designated a Chairman for any committee, the committee shall elect from its membership a Chairman. All such committees shall elect a Secretary who need not be a member of the committee who shall keep minutes of all meetings of the committee, which shall be submitted to the succeeding meeting of the Board of Directors for approval. Regular or special meetings of any such committee may be held in like manner as provided in these Bylaws for regular or special meetings of the Board of Directors, and a majority of any such committee shall constitute a quorum at any such meeting.

      Section 5. Committee Action Without Meeting. If and when the members of any committee shall severally or collectively consent in writing to any action authorized to be taken by such committee, either before or after the action is taken, such action shall be as valid committee action as if it had been authorized at a meeting of the committee and the written consents shall be filed with the minutes of the proceedings of such committee.


                                   ARTICLE V

                      Issue, Transfer and Records of Stock

      Section 1. Form, Signature and Registration. The interest of each Shareholder in the Corporation shall be evidenced by a certificate or certificates, certifying the number and class of shares represented thereby, in such form as the Board of Directors may, from time to time, prescribe in accordance with the laws of the State of Michigan. The certificates of stock of the Corporation shall be signed by or in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; and to this end the Board of Directors may, from time to time, appoint such Transfer Agents and Registrars of stock of any class within or without of the State of Michigan as to it may seem expedient; provided that, where such certificate is countersigned by such Transfer Agent or registered by such Registrar other than the Corporation itself or its employee, the signatures of the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary may be facsimiles. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have




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been used on any certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 2. Transfer. Shares of stock of the Corporation may be transferred on the books of the Corporation in the manner prescribed by the laws of the State of Michigan by the holder thereof in person or by his duly authorized attorney upon surrender for cancellation of certificates for the same number of shares of the same class with an assignment and power of attorney duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and also accompanied by sufficient funds (or appropriate documentary stamps) for payment of any applicable transfer taxes that may be imposed by federal, state or local governments.

     Section 3. Stock Ledger and Inspection Thereof. The original or duplicate stock ledger, or the stock transfer books, or a list containing the names and addresses of all persons who are Shareholders of the Corporation, alphabetically arranged within each class and series, and the number, class and series of shares of stock held by them respectively, with indication of the dates when they respectively became holders of record thereof, shall be kept at all times at the registered office of the Corporation in the State of Michigan or at the office of its transfer agent within or without the State of Michigan. A complete list of Shareholders entitled to vote at a Shareholders meeting, certified by the Secretary, an Assistant Secretary or other officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation, shall be produced and shall be subject to inspection at the time and place where said meeting is to be held for the duration of such meeting. A person who is a Shareholder of record of the Corporation, upon at least 10 days' written demand, may examine for any proper purpose in person or by agent or attorney, during usual business hours, such record of Shareholders and make extracts therefrom at the places where such records are kept.

     Section 4. Stolen, Lost or Destroyed Certificates. The Corporation shall issue a new certificate in place of the original certificate for shares or fractional shares of capital





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stock of the Corporation claimed by the owner of such certificate to have been lost, destroyed or wrongfully taken if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner files with the Corporation a sufficient indemnity bond indemnifying the Corporation and its Transfer Agents and Registrars, if any, in form satisfactory to said Board of Directors and such Transfer Agents and Registrars, and if the owner satisfies any other reasonable requirements imposed by the Board of Directors and its Transfer Agents and Registrars, if any. If after the issue of the new certificate a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation is obligated to register the transfer unless registration would result in overissue, in which event the Corporation's liability is governed by Section 8104 of Act No. 174 of the Michigan Public Acts of 1962, which is known as the Uniform Commercial Code. In addition to any rights on the indemnity bond furnished by the owner, the Corporation may recover the new certificate from the person to whom it was issued or any person taking under such person except a bona fide purchaser.

                                   ARTICLE VI

                                 Miscellaneous

     Section 1. Indemnification. The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any Director or officer of the Corporation (and, to the extent provided in a resolution of the Board of Directors or by contract, may indemnify any employee or agent of the Corporation) who was or is a party to or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including an action by or in the right of the Corporation, by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses including attorneys' fees (which expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as provided by law), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The indemnification provided for herein shall continue as to a person who has ceased to be a Director or officer of the Corporation and, to the extent provided in a resolution of the Board of Directors or in any con-tract between the Corporation and such person, may continue as to a person who has ceased to be an employee or agent of the Corporation. Any indemnification of a person who was entitled to indemnification after such person ceased to be a Director, officer, employee or agent of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation shall bear the burden of proving that indemnification is not proper under the circumstances. A determination by the Corporation of the propriety of indemnification shall not create a presumption or defense that indemnification is not proper under the circumstances.

     Section 2. Bylaws not Exclusive.  The indemnification provided by this
Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office, except to the extent that such indemnification may be contrary to law. The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December or on such other date as shall be fixed from time to time by the Board of Directors.

     Section 4. Notices. Any notice or communication required or permitted to be given by mail, except as required by law, may be mailed by registered, certified or other first class mail to the person to whom it is directed at the address designated by the person for that purpose or, if none is designated, at the last known address of the person. Any notice or communication given to a Shareholder shall be directed to the Shareholder's address as it appears on the stock books of the Corporation unless the Shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, in which case it may be mailed to the address designated in such request. Any notice or communication given to the Corporation or the Board of Directors shall be directed to the resident agent of the Corporation at the registered office of the Corporation. The notice or communication shall be deemed to have been given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service.

     Section 5. Amendments. These Bylaws may be altered or repealed or new Bylaws may be adopted in lieu thereof by either the affirmative vote of a majority of (i) the votes cast by the holders of shares entitled to vote thereon and present or represented at any annual or special meeting of the Shareholders or (ii) a majority of the Directors then in office at any regular or special meeting of the Board.

                       Amendments to Corporation's Bylaws
                             as of October 21, 1997



Article II, Section 1 of the Corporation's Bylaws be revised to read in its entirety as follows:

      Number and Term of Office. The property, business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, to consist of seven (7) Directors plus the aggregate number of directors that the holders of each series of Preferred Stock voting separately by series are entitled to elect pursuant to the Corporation's Articles of Incorporation, as amended from time to time.



The following is hereby added to ARTICLE VI of the Corporation's Bylaws:

      Section 6. Control Share Acquisitions. Pursuant to Section 794 of the Michigan Business Corporation Act of 1972, as amended (the "Act"), the Corporation elects not to be governed by Chapter 7B of the Act, being Sections 790 to 799 of the Act, and hence Chapter 7B of the Act will not apply to control share acquisitions (as defined in that Chapter) of shares of the Corporation.